UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 13, 2012

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, California		91320-1799
(Address of principal executive offices)		(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2012, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Amgen Inc. (the “Company”) approved awards of performance units (“performance units”) and established the performance goals with respect to the performance units awarded for the 2013-2015 three-year performance period (the “2013-2015 Performance Period”) under the Amgen Inc. 2009 Performance Award Program (the “Performance Program”). The 2013-2015 Performance Period will begin on the third business day after the release of the Company’s 2012 fourth quarter earnings (which release is expected to occur on January 23, 2013 and the grant date accordingly would be on January 28, 2013 (the “Grant Date”)).

The number of shares of Company common stock, par value $.0001 per share (“Common Stock”), earned under the performance goals for the 2013-2015 Performance Period will be based on the percentile rank of the Company’s three-year total shareholder return (“TSR”) as compared to the percentile rank of the three-year TSR of the companies listed in the Standard & Poor’s 500 Index as of the Grant Date (the “Reference Group”). The determination of the number of performance units earned for the 2013-2015 Performance Period will be based on the number of performance units granted multiplied by the “Relative Total Shareholder Return Percentage” as summarized below:

	Total Shareholder Return Percentile Rank	Relative Total Shareholder Return Percentage
	Not Subject to Relative Total Shareholder Return Interpolation Provisions
	Above the 75th Percentile Rank	150%
	Subject to Relative Total Shareholder Return Interpolation Provisions
Maximum	75th Percentile Rank	150%
Target	50th Percentile Rank	100%
	25th Percentile Rank	50%
Threshold	0th Percentile Rank	0%

•

The Company TSR and the TSR of each of the companies in the Reference Group will be calculated using the average daily closing price per share of the Company’s Common Stock and the stock of each of the companies in the Reference Group for the first 20 trading days of the performance period and the last 20 trading days of the performance period;

•	In the event, the Company’s TSR is less than zero, the earned payout percentage shall not be greater than 100%;

•

The number of performance units earned is subject to a further limitation in that the value of the earned performance units cannot exceed 400% of the value of the performance units granted (determined using the closing price of the Company’s Common Stock on the Grant Date); and

•	Each earned performance unit is converted to one share of Common Stock.

In addition, the Committee approved an amendment to the Performance Program to allow the Committee to approve performance goals and awards before the start of the relevant performance period, rather than within the first 90 days of such period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: December 13, 2012

	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

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